UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017
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AVADEL PHARMACEUTICALS PLC
(Exact name of registrant as specified in its charter)
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Ireland (State or Other Jurisdiction of Incorporation)	000-28508 (Commission File Number)	98-1341933 (I.R.S. Employer Identification No.)
Block 10-1 Blanchardstown Corporate Park, Ballycoolin Dublin 15, Ireland (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Registrant's telephone number, including area code: +353 1 485 1200
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                          Costs Associated with Exit or Disposal Activities.

On March 30, 2017, Avadel Pharmaceuticals plc (the "Company") issued a press release announcing a plan to reduce its headcount in France by approximately 50 people.  This reduction is an effort to align the Company's cost structure with its ongoing and future planned projects.  This action does not affect the allocation of resources to its REST-ON Phase III clinical trial or any other important pipeline initiatives.  Subject to French regulatory requirements, the Company expects the reduction to be substantially completed by the end of July 2017 and to incur related employee severance, benefits and other costs of approximately $2.5 to $4.0 million.  Once fully implemented, the Company anticipates annual costs savings of approximately $3.5 to $4.0 million.

A copy of the Company's March 30, 2017 press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release of Avadel Pharmaceuticals plc dated March 30, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
AVADEL PHARMACEUTICALS PLC
By:            /s/ Phillandas T. Thompson
Phillandas T. Thompson
Senior Vice President, General Counsel and Corporate Secretary

Date: March 31, 2017

Exhibit Index

99.1	Press release of Avadel Pharmaceuticals plc dated March 30, 2017.